EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to common shares to be offered under the employee stock option plan of Loop Industries Inc., of our report dated May 14, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Loop Industries Inc.’s Annual Report on Form 10-K for the year ended February 28, 2018.

/s/ PricewaterhouseCoopers LLP

Partnership of Chartered Professional Accountants

Montreal, Quebec, Canada

June 27, 2018